Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Heart Test Laboratories, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common stock, $0.001 par value per share (2)	Rule 457(o)	—	—	$8,000,000	$0.00011020	$881.6

Fees to be Paid	Other	Placement Agent Warrants to purchase shares of Common Stock	Rule 457(g)	—	—	—	—	(3)

Fees to be Paid	Equity	Common Stock issuable upon exercise of the Placement Agent Warrants (4)	Rule 457(o)	—	—	$352,000	$0.00011020	$38.8

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$8,352,000		$920.4

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$920.4

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover an indeterminate number of shares of the registrant’s common stock, $0.001 par value per share, that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the placement agent warrants is equal to $352,000 (which is 110% of $320,000).